Exhibit 99.1
MARTIN MIDSTREAM PARTNERS TO ACQUIRE PRISM GAS SYSTEMS

ANNOUNCES COMMITMENT FOR NEW CREDIT FACILITY
     KILGORE, TEXAS — September 6, 2005 — /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership” or “MMLP”) announced today that it has signed a definitive agreement to acquire the outstanding general and limited partnership interests in Prism Gas Systems I, L.P, a natural gas gathering and processing company with strategic and integrated gathering and processing assets located in East Texas, Northwest Louisiana and the Texas Gulf Coast. The total purchase price is estimated at $100 million, after adjustments for net working capital and certain capital expenditures. The selling parties include Natural Gas Partners V, L.P. The transaction is expected to close in the fourth quarter of 2005 and is subject to customary closing conditions and regulatory approvals. Upon full integration of the Prism assets, MMLP expects the transaction to be accretive to its distributable cash flow per unit.
     In connection with this acquisition, the Partnership has received a fully underwritten debt financing commitment to facilitate closing of the acquisition. This commitment consists of a $95 million working capital line and up to a $130 million term loan with an optional $100 million accordion feature. This new facility is subject to customary closing conditions and will fund concurrently with the closing of the Prism acquisition. Proceeds from the new facility will be used to fund a portion of the Prism purchase price and to refinance MMLP’s existing credit facility. Subsequent to closing, the Partnership expects to refinance a portion of this new facility with new equity capital.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP’s general partner, stated “The Prism acquisition is our largest to date and provides us with access to a suite of assets that complement and enhance existing operations in our own backyard. This acquisition will give us immediate entry into the growing East Texas and Northwest Louisiana production base, while simultaneously increasing the diversification to our portfolio of assets. The employees and management team of Prism have done an outstanding job of capitalizing on this growth and we look forward to working with them in continuing this effort. This acquisition, coupled with our new credit facility, provides us with an exciting new opportunity for growth.”
     Prism has ownership interests in over 330 miles of natural gas gathering pipelines and 150MMcfd processing capacity in the natural gas producing regions of East Texas, Northwest Louisiana and the Texas Gulf Coast. The underlying assets are in two operating areas:
•	The East Texas area is centered on the Waskom Processing Plant and includes the McLeod System and gathering systems constructed for producers (collectively known as East Texas Gathering).
•	Waskom Processing Plant - The Waskom Processing Plant, located in Harrison County, East Texas, currently has 150 MMcfd of nameplate processing capacity with full fractionation facilities. As of June 30, 2005, inlet throughput and NGL fractionation averaged approximately 153 MMcfd and 7,500 BPD, respectively. Prism owns a 50% operating interest in the Waskom Processing Plant with Centerpoint Energy Gas Processing, Inc. owning the remaining 50%.

•	McLeod System — The McLeod System, located in East Texas and Northwest Louisiana, is a low pressure gathering system tied into the Waskom Processing Plant, providing an outlet for processing and blending the high nitrogen and high liquids content gas gathered by the system. As of June 30, 2005, the McLeod System gathered approximately 6 MMcfd of natural gas.

•	East Texas Systems — The East Texas Systems, located in Panola and Harrison Counties, Texas, are gathering systems built to serve producers and deliver their gas to market outlets.
•	The Gulf Coast area consists of gathering systems located offshore and onshore of the Texas Gulf Coast, including:
•	Fishhook Pipeline — The Fishhook Pipeline, located in Jefferson County, Texas and offshore federal waters, gathers gas in both the offshore and onshore areas. As of June 30, 2005, the Fishhook Pipeline gathered approximately 38 MMcfd of natural gas. Prism owns a 50% non-operating interest in the Fishhook System with Panther Pipeline LTD owning the remaining 50% operating interest.

•	Matagorda System — The Matagorda System, located in Matagorda County, Texas and offshore Texas state waters gathers gas in both the offshore and onshore areas. As of June 30, 2005, the Matagorda System gathered approximately 16 MMcfd of natural gas. Prism owns a 50% non-operating interest in the Matagorda System with Panther Pipeline LTD owning the remaining 50% operating interest.
     Prism processes gas under contracts with producers which provide for processing on percentage of the liquids (POL) or percentage of proceeds (POP) basis. Prism plans to enter into hedging transactions at current liquids and natural gas prices to protect a portion of its commodity exposure from these POP and POL contracts. The gathering systems operate under both fee for service contracts and POP contracts.
     Based on current market conditions, MMLP estimates that Prism’s EBITDA will range from $10 to $12 million in 2006. MMLP has identified several growth opportunities, particularly at the Waskom Processing Plant. Growth capital expenditures associated with the Prism transaction are expected to be $10 to $15 million during 2006, with estimated maintenance capital expenditures of approximately $600,000 to $700,000 annually.
Investors’ Conference Call
     An investors’ conference call to review these matters will be held on Wednesday, September 7, 2005, at 3:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 5:00 p.m. Central Time on September 7, 2005 through 11:59 p.m. Central Time on September 14, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 168300. The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Partnership also manufactures and markets sulfur-based fertilizers and related products and owns CF Martin Sulphur L.P., which operates a sulfur terminalling, transportation and distribution business. MMLP operates primarily in the Gulf Coast region of the United States.
     Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com.

Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles (“GAAP”), but uses from time to time certain non-GAAP financial measures such as distributable cash flow and EBITDA because management believes that these measures may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of cash flow after satisfaction of the capital and related requirements of operations. Neither distributable cash flow nor EBITDA is a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an indicator of performance. Furthermore, neither should be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. Use of this information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein an explanation of how these measures can be reconciled to their most directly comparable GAAP financial measure.
     MMLP calculates distributable cash flow as follows: net income (as reported in statement of operations), plus depreciation and amortization (as reported in statement of cash flows), plus proceeds from sale of property, plant and equipment (as reported in statement of cash flows), plus/(less) loss/(gain) on sale of property, plant and equipment (as reported in statement of cash flows), plus amortization of deferred debt issue costs (as reported in statement of cash flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated entities (as reported in statement of cash flows), less equity in earnings (loss) from unconsolidated entities (as reported in statement of operations). Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment included in statement of cash flows.
     MMLP calculates EBITDA as follows: net income (as reported in statement of operations) plus interest expense (as reported in statement of operations), income taxes (as reported in statement of operations), and depreciation and amortization expense (as reported in statement of operations).
     MMLP’s calculations of distributable cash flow and EBITDA include the proportionate share of the earnings or losses of any entities which are not consolidated for financial reporting purposes, such as 50% ownership interests in joint ventures. Any such proportionate share may differ from the actual amount of cash that may be distributed from an unconsolidated entity.
Contact:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP’s general partner, Martin Midstream GP LLC, at (903) 983-6200.

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